Exhibit 99.1
                                  PRESS RELEASE


               Penn Octane Corporation Announces Effectiveness of
                        Registration Statement on Form 10
                       for Rio Vista Energy Partners L.P.


PALM DESERT, CA - SEPTEMBER 17, 2004. Penn Octane Corporation (NASDAQ: POCC), announced today that, in connection with its proposed spin-off ("Spin-Off") to its common stockholders of the common units of Rio Vista Energy Partners L.P. ("Rio Vista"), currently a wholly-owned subsidiary of Penn Octane, the Securities and Exchange Commission ("SEC") has today declared effective the registration statement on Form 10 filed by Rio Vista with the SEC on August 26, 2004, as amended by Amendment No. 1 thereto filed with the SEC on September 16, 2004 (SEC File No. 000-50394) (the "Form 10"). Based on current information, the Spin-Off is expected to be completed and the distribution of Rio Vista common units is expected to take place on or about September 30, 2004. Each Penn Octane stockholder will be entitled to receive one Rio Vista common unit for every eight shares of Penn Octane common stock held on that date. As indicated in the Form 10, the record date for determination of Penn Octane stockholders entitled to receive Rio Vista common units is September 17, 2004. However, under applicable rules of the National Association of Securities Dealers, Inc., if any stockholder of Penn Octane on the record date sells shares of Penn Octane common stock after the record date but on or before the distribution date, the buyer of those shares, and not the seller, will become entitled to receive the Rio Vista common units issuable in respect of the shares sold. Accordingly, only stockholders who hold Penn Octane common stock on the distribution date will ultimately be entitled to receive Rio Vista common units. The ex-date on which shares of Penn Octane common stock will begin trading without the right to receive the distribution of Rio Vista common units, and the date on which Rio Vista units will begin regular-way trading on the Nasdaq National Market under the symbol RVEP, is expected to be October 1, 2004, the first business day following the distribution date.

Penn Octane's schedule for completion of the Spin-Off represents its good faith expectation regarding this matter. The completion of the Spin-Off is subject to various conditions that are detailed in the Form 10. The Form 10, including the exhibits that were filed as part of the Form 10, provides greater detail with respect to these conditions. Please refer to the Form 10 filed on September 16, 2004 by Rio Vista and the Form 10-Q/A filed on July 23, 2004 by Penn Octane for more information concerning the Spin-Off.

About Penn Octane Corporation

Penn Octane is a leading supplier of Liquefied Petroleum Gas (LPG) to Northeastern Mexico. Penn Octane leases a 132-mile, six-inch pipeline which connects from a pipeline in Kleberg County, Texas to its terminal in Brownsville, Texas, which historically served as a trans-shipment point for truck delivery to Mexico. Until the Spin-Off is consummated, the Company will continue to own and operate a 21-mile pipeline which connects the terminal in Brownsville to a storage and distribution terminal in Matamoros, Tamaulipas, Mexico. The Company also utilizes a 12-inch propane pipeline which connects certain gas plants in Corpus Christi, Texas to its pipeline in Kleberg County, Texas. The Company's network is further enhanced by the 155 miles of pipeline it has rights to use to transport LPG to and from its storage facility of 500,000 barrels in Markham, Texas that enhances the Company's ability to bring LPG to


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Northeastern  Mexico.  The Company has recently begun operations of its gasoline and diesel fuel reseller business. By allocating portions of certain pipeline and terminal space located in California, Arizona, Nevada and Texas to the Company, the Company is able to sell gasoline and diesel fuel at rack loading terminals and through bulk and transactional exchanges.

Forward-Looking Statements

Certain of these statements in this news release are forward-looking statements, including statements related to the Spin-Off, the LPG business and the gasoline and diesel fuel reseller business. Although these statements reflect the Company's beliefs, they are subject to uncertainties and risks that could cause actual results to differ materially from expectations. These risks include obtaining necessary regulatory and other approvals required in connection the transfer of assets contemplated by the Spin-Off, lower than expected demand for the Company's products, and the ability of the Company to continue to receive allocation of pipeline and terminal space. In addition, there is a risk that the Company may not be able to obtain adequate financing to finance the purchase of its products or obtain the required permits. Any delay in obtaining necessary regulatory and third-party approvals in connection with the Spin-Off could delay the completion of the Spin-Off. If the Company is not able to obtain adequate financing or continue to generate sales of its products at profitable levels, the Company would suffer material adverse consequences to its LPG and/or reseller business which may impact the Company's financial condition and results of operations. Additional information regarding risks affecting our business may be found in our most recent report on Form 10-Q and Form 10-K and the Rio Vista Form 10.


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